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                                                                     EXHIBIT 1.1

                                                                  EXECUTION COPY

                               BIOPURE CORPORATION

                             Up to 22,200,000 Shares

                                  Common Stock
                                ($0.01 Par Value)

                                AGENCY AGREEMENT

January 4, 2005

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                                                                  EXECUTION COPY

                                AGENCY AGREEMENT

                                                                 January 4, 2005

C.E. Unterberg, Towbin, LLC,
  as Agent
350 Madison Avenue
New York, NY 10017

Ladies and Gentlemen:

      Biopure Corporation, a Delaware corporation (the "Company"), proposes, upon the terms and subject to the conditions set forth in this Agreement (together with the exhibits attached hereto (the "Agreement") to offer for sale to the public pursuant to a "best efforts" underwritten offering (the "Offering") up to 22,200,000 shares of Class A Common Stock, $.01 par value per share (the "Common Stock"), of the Company, each with one associated preferred stock purchase (a "Right") as described in the Rights Agreement defined below (such 22,200,000 shares of Common Stock together with such Rights, the "Shares"). In connection with the Offering, the Company desires to engage C.E. Unterberg, Towbin, LLC as its exclusive agent (the "Agent") to offer the Shares to the public on a reasonable "best efforts" basis, upon the terms and subject to the conditions set forth in this Agreement. The Shares and the Offering are described in the Prospectus that is referred to below.

      The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "Act"), with the Securities and Exchange Commission (the "Commission") a registration statement under the Act on Form S-3 (File No. 333-114559) filed with the Commission on April 16, 2004, and amendment No. 1 to such registration statement filed with the Commission on November 16, 2004 (such registration statement as amended or supplemented (other than supplements relating to offerings of securities other than the Offering) from time to time, the "registration statement"). The registration statement has been declared by the Commission to be effective under the Act. The Company will file with the Commission pursuant to Rule 424(b) under the Act a final prospectus supplement to the Basic Prospectus (as defined below), describing the Shares and the offering thereof, in such form as has been provided to or discussed with, and approved, by the Agent.

      The term "Registration Statement" as used in this Agreement means the registration statement, at the time it became effective and as supplemented (other than supplements relating to offerings of securities other than the Offering) or amended, including (i) all financial schedules and exhibits thereto, and (ii) all documents incorporated by reference or deemed to be incorporated by reference therein, which schedules, exhibits and documents have been filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System ("EDGAR"). The term "Basic Prospectus" as used in this Agreement means the basic prospectus dated November 18, 2004 in the same form as the basic prospectus included in the Registration Statement and filed with the Commission on November 16, 2004 for use in connection with the offer and/or sale of the Shares pursuant to this Agreement. "Preliminary Prospectus Supplement" shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Shares and the Offering and is used prior to filing of the Prospectus

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Supplement, together with the Basic Prospectus. The term "Prospectus Supplement"
as used in this Agreement means any final prospectus supplement specifically relating to the Shares, in the form filed with, or transmitted for filing to, the Commission pursuant to Rule 424 under the Act. The term "Prospectus" as used in this Agreement means the Basic Prospectus as supplemented by the Prospectus Supplement except that if such Basic Prospectus is amended or supplemented
(other than supplements relating to offerings of securities other than the Offering) on or prior to the date on which the Prospectus Supplement was first filed pursuant to Rule 424, the term "Prospectus" shall refer to the Basic Prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement. Any reference herein to the registration statement, the Registration Statement, the Basic Prospectus, any Preliminary Prospectus Supplement, any Prospectus Supplement or the Prospectus shall be deemed to refer to and include
(i) the documents incorporated by reference therein pursuant to Form S-3 (the "Incorporated Documents") and (ii) the copy of the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or the Incorporated Documents filed with the Commission pursuant to EDGAR. Any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, the Preliminary Prospectus Supplement, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the "Exchange Act") after the effective date of the Registration Statement, or the date of the Basic Prospectus, the Preliminary Prospectus Supplement or the Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference. As used herein, "business day" shall mean a day on which the New York Stock Exchange is open for trading.

      The Company hereby confirms its agreement with the Agent as follows:

      1. Agreement to Act as Agent. Upon the basis of the representations and warranties of the Company and subject to the terms and conditions set forth in this Agreement and in the letter agreement dated December 2, 2004 between the Company and the Agent (the "Engagement Letter"), the Company engages the Agent to act as its exclusive agent, on a reasonable "best efforts" basis, in connection with the offer and sale by the Company of the Shares. As compensation for services rendered, at the time of purchase (as defined below), the Company shall pay to the Agent by Federal Funds wire transfer to an account or accounts designated by the Agent, an amount equal to 6.5% of the gross proceeds received by the Company from the sale of the Shares in the Offering. In addition, at the time of purchase (as defined below) the Company will issue to the Agent a warrant (the "Agent's Warrant"), in the form of Exhibit A attached hereto, to purchase up to the number of shares of Common Stock (and associated Rights) equal to three percent (3%) of the aggregate number of Shares sold to Purchasers (as defined below) in the Offering, but not exceeding 500,000. The shares of Common Stock (and associated Rights) issuable to the Agent upon exercise of the Agent's Warrant are referred to herein as the "Warrant Stock." The Shares are being offered and sold at a price of $0.51 per share of Common Stock.

      This Agreement shall not give rise to any commitment by the Agent or any of its affiliates to underwrite or purchase any of the Shares or otherwise provide any financing. Subscription for Shares shall be evidenced by, and the sale of such Shares shall be made pursuant to, purchase agreements in substantially the form included as Exhibit B hereto duly executed by each purchaser of the Shares and the Company (the "Purchase Agreements"). Persons who agree to purchase Shares pursuant to the

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Purchase Agreements that are accepted by the Company are hereinafter referred to as the "Purchasers."

      2. Payment and Delivery. Subject to the terms and conditions hereof and of the Purchase Agreements, payment of the purchase price for, and delivery of certificates for, the Shares for which the Company has received Purchase Agreements acceptable to the Company shall be made at the office of Ropes & Gray LLP, One International Place, Boston, Massachusetts (or at such other place as shall be agreed upon by the Agent and the Company), at 10:00 A.M., New York City time, on or about January 10, 2005 (unless another time shall be agreed to by the Agent and the Company). Subject to the terms and conditions hereof and of the Purchase Agreements, payment of the purchase price for the Shares purchased by a Purchaser shall be made to the Company at the time of purchase by such Purchaser directly (or indirectly from the escrow account maintained by the Agent) by Federal Funds wire transfer of same day funds, against delivery of certificates for the Shares, through the facilities of The Depository Trust Company ("DTC"), and such Shares shall be registered in such name or names and shall be in such denominations, as the Purchaser thereof may request at least one business day before the time of purchase (as defined below). The Agent agrees to hold the purchase price delivered to it by persons who agree to purchase Shares in escrow as contemplated by the form of purchase agreement included as Exhibit B hereto. Subject to the terms and conditions hereof and of the Purchase Agreements, at the time of purchase the Agent shall deliver to the Company by Federal Funds wire transfer of same day funds the purchase price for any such Shares payable to the Company that has been deposited in the escrow account by the Purchasers, against delivery of such Shares to the Purchasers. The time at which such payment and delivery are made is hereinafter sometimes called "the time of purchase" and the date upon which the time of purchase occurs is hereinafter sometimes called the "Closing Date." The Agent will, upon request of the Company, confirm to the Company the aggregate amount of funds delivered to it in escrow by persons who have executed and delivered a Purchase Agreement.

      Deliveries of the documents described in Section 5 hereof with respect to the purchase of the Shares shall be made at the offices of Ropes & Gray LLP, One International Place, Boston, Massachusetts at 10:00 A.M., New York City time, on the date of the closing of the purchase of the Shares.

      3. Representations and Warranties of the Company. The Company represents, warrants and covenants to and agrees with the Agent that:

            (a) the Registration Statement was declared effective under the Act on November 18, 2004; no stop order of the Commission preventing or suspending the use of the Basic Prospectus, any Preliminary Prospectus Supplement, the Prospectus Supplement or the Prospectus or the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted or, to the Company's knowledge, are threatened by the Commission; the Company is eligible to use Form S-3 for the Offering; such Registration Statement at the date of this Agreement meets, and the Offering complies with, the requirements of Rule 415 under the Act. The Registration Statement complied when it became effective, complies, and will comply at the time of purchase, and the Prospectus conformed as of its date, conforms, and will conform at the time of purchase, in each case in all material respects with the requirements of the Act; any statutes, regulations, contracts or other documents that are required

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      to be described in the Registration Statement or the Prospectus or to be
      filed as exhibits to the Registration Statement have been and will be so described or filed; there are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that have not been filed as required pursuant to the Act or will not be filed within the requisite time period; and the Registration Statement did not at the time of effectiveness, does not and will not at the time of purchase contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus did not as of its date, does not and will not at the time of purchase contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning the Agent and furnished in writing by or on behalf of the Agent to the Company expressly for use in the Registration Statement or the Prospectus; the Company has not distributed and will not distribute any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the then most recent Preliminary Prospectus Supplement or Prospectus Supplement, as applicable, the Basic Prospectus and the Prospectus; the Company has timely filed all reports required of it to be filed pursuant to the Act and the Exchange Act and has filed all such reports in the manner prescribed thereby; the Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, and none of such documents, when they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements, in light of the circumstances under which they were made, therein not misleading; and any further documents so filed and incorporated by reference in the Basic Prospectus or Prospectus Supplement, when such documents are filed with the Commission, will comply in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (b) as of the date of the Prospectus Supplement the Company has, and as of the time of purchase the Company shall have, an authorized capitalization as set forth in the Prospectus under the caption "Description of Capital Stock"; all of the issued and outstanding shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right;

            (c) as of December 31, 2004 there were 111,001,982 shares of Common Stock outstanding and the Company had reserved an aggregate of 43,017,035 shares of Common Stock for issuance upon exercise of outstanding stock options and warrants and for conversion of the Company's outstanding Class B common stock, in each case as described in the Prospectus;

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      since December 31, 2004, the Company has not issued any securities other than Common Stock of the Company pursuant to the exercise of previously outstanding options in connection with the Company's employee stock purchase and option plans (the "Plans"), options granted pursuant to the Plans in the ordinary course of business consistent with past practice and Common Stock issued pursuant to the exercise of previously outstanding warrants, in each case as disclosed in the Prospectus; there are no authorized or outstanding options, warrants, preemptive rights, resale rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock or other securities of the Company other than pursuant to the Purchase Agreements and this Agreement and those described in the Prospectus; the description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options, warrants or other rights granted thereunder, set forth in the Registration Statement and the Prospectus accurately and fairly presents the information required by the Act to be disclosed therein with respect to such plans, arrangements, options and rights; the Rights are not now and never have been transferable separately from the shares of Common Stock or exercisable; no person, including any of the Company's stockholders at the time of the issuance of the Rights, has to the knowledge of the Company at any time been an Acquiring Person and no Distribution Date or Shares Acquisition Date has occurred or been proposed; the execution of this Agreement and the Agent's Warrant and the completion of the transactions contemplated hereby and thereby, including the acquisition of the Shares, the Agent's Warrant or the Warrant Stock will not cause: (i) to the knowledge of the Company, assuming the accuracy of the representations and warranties of the Purchasers made in the Purchase Agreements, any Purchaser or the Agent to become an Acquiring Person, or (ii) a Distribution Date or a Shares Acquisition Date to occur; the Rights Agreement dated as of September 24, 1999 between the Company and American Stock Transfer & Trust Company, as rights agent, (the "Rights Agreement") was duly authorized, executed and delivered by the Company effective as of September 24, 1999; there have been no amendments to the Rights Agreement; as used in this section the following terms have the meanings given to them in the Rights Agreement:
      "Acquiring Person", "Distribution Date" and "Shares Acquisition Date";

            (d) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Shares as contemplated herein; no governmental proceeding has been instituted in the State of Delaware revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority.

            (e) the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, condition, financial or otherwise, operations, prospects or results of operation of the Company and the Subsidiaries (as hereinafter defined) taken as a whole (a "Material Adverse Effect"); no governmental proceeding has been instituted

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      in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such qualification, except for such proceedings as would not, individually or in the aggregate, have a Material Adverse Effect.

            (f) The Company has no subsidiaries (as defined in the Act) other than NeuroBlok, Inc. ("NeuroBlok"), DeNovo Technologies Corp., Biopure Netherlands BV, Biopure South Africa, Ltd., Biopure Overseas Holding Company and Reperfusion Systems, Inc. (collectively, the "Subsidiaries"), it being acknowledged for the avoidance of doubt that Eleven Hurley Street Associates is not such a subsidiary; except as disclosed in the Registration Statement or the Prospectus, the Company owns all of the issued and outstanding capital stock of each of the Subsidiaries other than NeuroBlok; none of the subsidiaries is a "significant subsidiary" within the meaning of rule 1-02(w) of Regulation S-X or is otherwise material to the business or operations of the Company; the Company owns shares of NeuroBlok capital stock representing not less than 60% of NeuroBlok's issued and outstanding shares of capital stock and not less than 60% of the voting power of NeuroBlok's issued and outstanding capital stock; other than the capital stock of the Subsidiaries and except as disclosed in the Registration Statement or the Prospectus, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity; complete and correct copies of the certificate of incorporation and the bylaws of the Company and the Subsidiaries and all amendments thereto have been delivered to the Agent, and no changes therein will be made subsequent to the date hereof and prior to the time of purchase; each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement or the Prospectus; each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification, except for any such proceedings as would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding shares of capital stock of each of the Subsidiaries held by the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company subject to no security interest, other encumbrance or adverse claims except as disclosed in the Registration Statement or the Prospectus, and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding except as disclosed in the Registration Statement or the Prospectus;

            (g) [INTENTIONALLY OMITTED]

            (h) the Shares have been duly and validly authorized by the Company and, when the Shares are issued and delivered against payment therefor as provided herein, the Shares will be duly and validly issued, fully paid and non-assessable and will not be issued in violation

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      of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights; the Agent's Warrant has been duly and validly authorized by the Company and upon delivery to the Agent at the time of purchase will be duly issued and will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Warrant Stock has been duly authorized and reserved for issuance upon the exercise of the Agent's Warrant and when issued upon payment of the exercise price therefor will be validly issued, fully paid and nonassessable.

            (i) the Common Stock (including the Shares) conforms in all material respects to the description thereof contained in the Registration Statement or the Prospectus, the certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability under Delaware corporate law by reason of being such holders;

            (j) this Agreement has been duly authorized, executed and delivered by the Company;

            (k) except as disclosed in the Registration Statement or the Prospectus, neither the Company nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (i) its respective certificate of incorporation or bylaws, (ii) any law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or over their respective properties, or (iii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their properties is bound, except in the case of clause (ii) and
      (iii) above where such breach, violation or default would not, individually or in the aggregate, have a Material Adverse Effect and in the case of clause (i) above for such breaches, violations or defaults with respect to the certificate of incorporation or bylaws of Subsidiaries of the Company as would not, individually or in the aggregate, have a Material Adverse Effect;

            (l) the execution, delivery and performance of this Agreement and the Agent's Warrant, and the consummation of the transactions contemplated hereby and thereby, including the issuance and sale of the Shares, the Agent's Warrant and the Warrant Stock will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (i) the certificate of incorporation or bylaws of the Company or any of the Subsidiaries, (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or

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      any of their respective properties is bound, or (iii) any federal, state, local or foreign statute, law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries or any of their respect properties, except where such breach, violation or default would not, individually or in the aggregate, have a Material Adverse Effect;

            (m) the Common Stock (including the Shares) is registered under the Exchange Act and the outstanding shares of Common Stock of the Company are quoted on The Nasdaq Stock Market ("Nasdaq") and the Company has taken no action designed to, or likely to have the effect of terminating the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Shares from Nasdaq, nor has the Company received any information suggesting that the Commission or (except as disclosed in the Prospectus) Nasdaq is contemplating terminating or suspending such registration or listing. All of the shares of Common Stock included in, or issuable upon exercise or conversion of, the Shares and the Agent's Warrant were described in a "Notification Form for Listing of Additional Shares" filed with Nasdaq. The Company has complied with the requirements of Rule 4350(i)(2) of the Nasdaq Marketplace Rules in connection with the Offering;

            (n) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency or of or with Nasdaq, or approval of the shareholders of the Company, is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated hereby other than registration under the Act of the offer and sale of the Shares and filings with Nasdaq, each of which has been effected, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which Shares are being offered or under the rules and regulations of the National Association of Securities Dealers, Inc.;

            (o) except as disclosed in the Registration Statement or the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, and (ii) except as provided herein or in the Engagement Letter, no person has the right to act as an underwriter, placement agent or financial advisor to the Company in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (i), (ii) and
      (iii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise; except as disclosed in the Registration Statement or the Prospectus, and except for shares of Common Stock underlying warrants previously issued to placement agents and entitling such placement agents to purchase an aggregate of 59,000 shares of Common Stock at exercise prices in excess of $3.00 per share of Common Stock, none of which warrants have been exercised as of the date hereof, no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock or other securities of the Company, or to include any such shares or interests in the Registration Statement or the Offering, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise;

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            (p) each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, in order to conduct its respective business as currently conducted and has conducted such business in accordance with such laws, regulations and rules, except where the failure to have such licenses, authorizations, consents and approvals or the failure to conduct business in accordance with such laws, rules and regulations would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of such Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

            (q) all legal or governmental proceedings, affiliate transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required;

            (r) except as disclosed in the Registration Statement or the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the Company's knowledge, threatened to which the Company or any of the Subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect or prevent consummation of the transactions contemplated hereby;

            (s) Ernst & Young LLP, whose report on the consolidated financial statements of the Company and the Subsidiaries is filed with the Commission as part of the Registration Statement and the Prospectus, are independent public accountants as required by the Act and the Exchange Act;

            (t) the consolidated financial statements included in the Registration Statement or the Prospectus, together with the related notes and schedules, present fairly in all material respects the consolidated financial position of the Company and the consolidated Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and the consolidated Subsidiaries for the periods specified and comply in all material respects with the requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved except as set forth in the notes thereto and subject, in the case of unaudited financial statements, to normal year-end adjustments, which are not expected to be material in amount; any pro forma financial statements or data included in the Registration Statement or the Prospectus comply with the requirements of Regulation S-X of the Act, the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the supporting exhibits and schedules in the Registration Statement, if any, present fairly in all material respects the information required to be stated therein; the other financial and statistical data set forth in the Registration Statement or the Prospectus are accurately presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) or supporting schedules or exhibits that are required to be included in the Registration Statement or the Prospectus that are not included as required; and the Company and the consolidated Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement or the Prospectus;

            (u) except as set forth in the Registration Statement or the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been
      (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, condition, financial or otherwise, operations, prospects or results of operation of the Company and the Subsidiaries taken as a whole,
      (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or the Subsidiaries, which is material to the Company and the Subsidiaries taken as a whole, (iv) any change in the capital stock (other than pursuant to the exercise or conversion of outstanding stock options or warrants described in the Prospectus) or any material change in the outstanding indebtedness of the Company or the Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on any class of capital stock of the Company;

            (v) neither the Company nor any of the Subsidiaries is nor, after giving effect to the Offering as described in the Prospectus, will any of them be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

            (w) the Company and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company or its "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA; "ERISA Affiliate" means, with respect to the Company, any member of any group of organizations described in Sections 414(b), (c),
      (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company is a member; no "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company or any of its ERISA Affiliates; no "employee benefit plan" established or maintained by the Company or any of its ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities"

      (as defined under ERISA); neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any liability under: (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan"; or (ii) Sections 412, 4971, 4975 or 4980B of the Code; each "employee benefit plan" established or maintained by the Company or any of its ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would reasonably be expected to cause the loss of such qualification;

            (x) except as disclosed in the Registration Statement or the Prospectus, the Company and each of the Subsidiaries has good and marketable title to all property (real and personal) described in the Registration Statement or in the Prospectus as being owned by each of them, free and clear of all liens, claims, security interests or other encumbrances, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect; all the property (real and personal) described in the Registration Statement or the Prospectus as being held under lease by the Company or a Subsidiary is held thereby under valid, subsisting and enforceable leases, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect;

            (y) except as disclosed in the Registration Statement or the Prospectus, the Company and the Subsidiaries own, or have obtained licenses for, or have other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information described in the Registration Statement or the Prospectus as being owned or licensed by them, except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect; the expiration of any registered patents, trademarks, service marks or copyrights owned by the Company or any of its Subsidiaries would not result in a Material Adverse Effect that is not otherwise specifically disclosed in the Basic Prospectus and Prospectus Supplement; except as disclosed in the Registration Statement or the Prospectus, there are no third parties who have or, to the Company's knowledge, will be able to establish rights to any material intellectual property owned by the Company; to the knowledge of the Company, there is no infringement by third parties of any material intellectual property owned by the Company; there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company's rights in or to any material intellectual property or challenging the validity or scope of any material intellectual property owned by the Company; except as disclosed in the Registration Statement or the Prospectus, there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others; except as disclosed in the Registration Statement or the Prospectus, there is no patent or patent application that contains claims that interfere with the issued or pending claims of any patent or patent application owned by the Company; and to the knowledge of the Company, there is no prior art that could reasonably be expected to render any patent application owned by the Company unpatentable that has not been disclosed to the U.S. Patent and Trademark Office.

            (z) except as disclosed in the Registration Statement or the Prospectus, neither the Company nor any of the Subsidiaries is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect and except as disclosed in the Registration Statement or the Prospectus, (i) there is (A) no unfair labor practice complaint pending or, to the Company's knowledge, threatened against the Company or any of the Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company's knowledge, threatened against the Company or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries, and (ii) to the Company's knowledge,
      (A) no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries;

            (aa) except as disclosed in the Registration Statement or the Prospectus, the Company and the Subsidiaries and their properties, assets and operations are in compliance with, and hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; except as disclosed in the Registration Statement or the Prospectus, there are no past or present conditions, circumstances, activities, practices, actions, omissions or plans that would reasonably be expected to give rise to any material costs or liabilities to the Company or the Subsidiaries under, or to interfere with or prevent compliance by the Company or the Subsidiaries with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect and except as disclosed in the Registration Statement or the Prospectus, neither the Company nor any of the Subsidiaries (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below); no property which is owned, leased or occupied by the Company or any Subsidiary has been designated as a Superfund site pursuant to the U.S. Comprehensive Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.), or otherwise designated as a contaminated site under applicable federal, state or local law; in the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); on the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business (as used herein, "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and "Hazardous Materials" means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

            (bb) all tax returns required to be filed by the Company and each of the Subsidiaries have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties shown as due thereon from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided, except as would not, individually or in the aggregate, have a Material Adverse Effect;

            (cc) the Company and each of the Subsidiaries maintains insurance policies covering its properties, operations, personnel and businesses with recognized, financially sound and reputable institutions in such amounts and with such deductibles and covering such risks as are prudent and customary in the business in which it is engaged; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase except as would not, individually or in the aggregate, have a Material Adverse Effect; the Company has no reason to believe that it will not be able: (i) to renew its existing insurance coverage as and when such policies expire to the extent such coverage is available on commercially reasonable terms; or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Effect; the Company has not been denied any insurance coverage that it has sought or for which it has applied;

            (dd) neither the Company nor any of the Subsidiaries has sustained since the date of the last audited financial statements in the Registration Statement or the Prospectus any loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree except as disclosed in the Registration Statement or the Prospectus or as would not, individually or in the aggregate, have a Material Adverse Effect;

            (ee) each agreement described in or filed as an exhibit to the Registration Statement or the Prospectus is in full force and effect and is valid and enforceable by the Company in accordance with its terms, except for such as would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor, to the Company's knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred that with notice or lapse of time or both would constitute such a default, in any such case where such default or event would have a Material Adverse Effect; except as disclosed in the Registration Statement or the Prospectus and except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company has not sent or received any written communication regarding termination of any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination has been threatened by the Company or, to the Company's knowledge, any other party to any such contract or agreement;

            (ff) the Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets;
      (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

            (gg) the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act) as required by and in compliance in all material respects with the Exchange Act; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 and any related rules and regulations promulgated by the Commission as currently in effect (the "Sarbanes-Oxley Act"), and the statements contained in any such certification are complete and correct in all material respects; there is and has been no failure on the part of the Company and any of the Company's directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, including Section 402 related to loans and Sections 302 and 906 related to certifications;

            (hh) the Company has made available to the Agent (including through the public availability of documents filed on EDGAR) true, correct, and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company to any director or executive officer of the Company, or, to the knowledge of the Company, any family member or affiliate of any director or executive officer of the Company; and since July 31, 2004, the Company has not, directly or indirectly, including through any Subsidiary: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or, to the knowledge of the Company, to or for any family member or affiliate of any director or executive officer of the Company; or, (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or, to the knowledge of the Company, any family member or affiliate of any director or executive officer, which loan was outstanding on July 31, 2004;

            (ii) neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practice Act of 1977, as amended and the rules and regulations thereunder (the "FCPA") and the Company and its Subsidiaries have conducted their business in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

            (jj) any statistical and market-related data included in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

            (kk) neither the Company nor any of the Subsidiaries nor, to the Company's knowledge, any employee or agent of the Company or the Subsidiaries (acting on behalf of the Company or the Subsidiary) has made any payment of funds of the Company or the Subsidiaries or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement or the Prospectus; and

            (ll) neither the Company nor any of the Subsidiaries nor, to the Company's knowledge, any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or would reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares in violation of applicable law.

      In addition, any certificate signed by any officer of the Company and delivered to the Agent or counsel for the Agent in connection with the closing of the sale of the Shares shall be deemed to be a representation and warranty by the Company as to matters covered thereby, to the Agent.

      4. Certain Covenants of the Company. The Company hereby agrees:

            (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale by the Company under the securities or blue sky laws of such states or other jurisdictions as the Agent may designate and to maintain such qualifications in effect so long as the Agent may request for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation, to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares by the Company) or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject; and to promptly advise the Agent of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

            (b) to make available to the Agent electronic copies of the Basic Prospectus, any Preliminary Prospectus Supplement and the Prospectus (in each case as amended or supplemented if the Company shall have made any amendments or supplements thereto after the respective dates of such documents); to furnish the Agent, without charge, during the period beginning on the date hereof and ending on the later of the time of purchase or such date, as in the opinion of counsel for the Agent, the Prospectus Supplement is no longer required by law to be delivered in connection with sales by the Agent, as many copies of the Prospectus and any amendments and supplements thereto (including any Incorporated Documents) as the Agent may reasonably request.

            (c) if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or any post-effective amendment thereto to be declared effective before the Shares may be sold in the Offering, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and the Company will advise the Agent promptly and, if requested by the Agent, will confirm such advice in writing when the Registration Statement and any such post-effective amendment thereto has become effective;

            (d) to advise the Agent promptly, confirming such advice in writing, of any request by the Commission, made prior to the time of purchase, for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, made prior to the time of purchase, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order prior to the time of purchase suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise the Agent promptly of any proposal to amend or supplement the Registration Statement or the Prospectus, made prior to the time of purchase, including by filing any documents that would be incorporated therein by reference, to provide the Agent and its counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing;

            (e) subject to Section 4(d) hereof, to file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required to be delivered in connection with the Offering;

            (f) to advise the Agent promptly of the happening of any event within the time during which a prospectus for the Offering is required to be delivered under the Act, which requires the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, subject to Section 4(d) hereof, to prepare and furnish, at the Company's expense, to the Agent promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change; before amending the Registration Statement or supplementing any Preliminary Prospectus Supplement or the Prospectus in connection with the Offering, the Company will furnish you with a copy of such proposed amendment or supplement and will not file such amendment or supplement to which you reasonably object;

            (g) to make generally available to its security holders, and to deliver to the Agent, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period;

            (h) for so long as a prospectus is required to be delivered under the Act in connection with the Offering, to comply with all the undertakings contained in the Registration Statement;

            (i) to apply the net proceeds from the sale of the Shares in the manner set forth under the caption "Use of Proceeds" in the Prospectus;

            (j) without duplication, to reimburse the Agent for expenses in accordance with Section 4 of the Engagement Letter and to pay all of the Company's costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus Supplement and Prospectus Supplement, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Agent (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable by the Company upon the sale, issuance or delivery of the Shares sold by the Company in the Offering, (iii) the producing, word processing and/or printing of this Agreement, any Purchase Agreements, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Agent and the Purchasers, (iv) the qualification of the Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Agent) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Agent and to dealers, (v) any qualification of the Shares for quotation on Nasdaq and any registration thereof under the Exchange Act, (vi) the fees and disbursements of any transfer agent or registrar for the Shares, (vii) the costs and expenses of the Company relating to any presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares, and (viii) the performance of the Company's other obligations hereunder;

            (k) until the completion of the distribution of the Shares in the Offering, not to take, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; and

            (l) the Company will timely, and in any event prior to the time of purchase, file this Agreement and the Agent's Warrant with the Commission on an appropriate form.

      5. Conditions of Agent's Obligations. The obligations of the Agent hereunder are subject to the accuracy of the representations and warranties of the Company contained herein on the date hereof and at the time of purchase and the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

            (a) The Company shall furnish to the Agent at the time of purchase an opinion of Bingham McCutchen LLP, special counsel for the Company, addressed to the Agent, and dated the time of purchase, in form and substance as set forth on Exhibit D hereto.

            (b) The Company shall furnish to the Agent at the time of purchase an opinion of Jane Kober, Esq., general counsel for the Company, addressed to the Agent, and dated the time of purchase, in form and substance as set forth on Exhibit E hereto.

            (c) The Company shall furnish to the Agent at the time of purchase an opinion of Hamilton, Brook, Smith & Reynolds, P.C., intellectual property counsel for the Company, addressed to the Agent, and dated the time of purchase, in form and substance as set forth on Exhibit F hereto.

            (d) The Company shall furnish to the Agent at the time of purchase an opinion of Hyman, Phelps & McNamara, P.C., regulatory counsel for the Company, addressed to the Agent, and dated the time of purchase, in form and substance as set forth on Exhibit G hereto.

            (e) The Agent shall have received from Ernst & Young LLP a letter dated the time of purchase and addressed to the Agent in the form and substance heretofore approved by, or otherwise satisfactory to, the Agent.

            (f) The Agent shall have received from Ropes & Gray LLP, counsel for the Agent, such opinion or opinions dated the time of purchase and addressed to the Agent, with respect to the issuance and sale of the Shares, the Registration Statement, the Prospectus and other related matters as the Agent may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

            (g) No Prospectus or amendment or supplement to the Registration Statement or the Prospectus, including documents deemed to be incorporated by reference therein, shall have been filed to which you reasonably object in writing.

            (h) Prior to the time of purchase, (i) the Prospectus Supplement shall have been duly filed with the Commission in accordance with Rule 424(b); (ii) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (iii) no order preventing or suspending the use of the Prospectus Supplement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; (iv) no order having the effect of ceasing or suspending the distribution of the Shares or any other securities of the Company shall have been issued by the Commission or Nasdaq and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, contemplated by the Commission or Nasdaq; (v) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and
      (vi) the Prospectus and all amendments or supplements thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

            (i) Between the time of execution of this Agreement and the time of purchase, no material adverse change or any development involving a prospective material adverse change in business, properties, management, condition, financial or otherwise, operations, prospects or results of operation of the Company and the Subsidiaries taken as a whole shall occur or become known, which, in the sole judgment of the Agent, makes it impracticable or inadvisable to proceed with the public offering of the Shares on the terms and in the manner contemplated by the Prospectus.

            (j) The Company shall have furnished to the Agent a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the date of the time of purchase, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplements to the Prospectus and this Agreement and that to the knowledge of such person after reasonable inquiry:

                  (1) the representations and warranties of the Company in this Agreement are true and correct on and as of the time of purchase with the same effect as if made at the time of purchase and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the time of purchase;

                  (2) The Registration Statement has become effective and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to such person's knowledge, threatened; and

                  (3) since the date of the most recent financial statements included or incorporated by reference in the Prospectus, except as disclosed in the Prospectus there has been no material adverse change or any development involving a prospective material adverse change in business, properties, management, condition, financial or otherwise, operations, prospects or results of operation of the Company and the Subsidiaries taken as a whole.

            (k) [INTENTIONALLY OMITTED]

            (l) At the time of purchase, concurrently with the purchase and sale of the Shares, the Company must have issued and delivered the Agent's Warrant to the Agent.

            (m) Prior to the time of purchase, the Company shall have furnished to the Agent a letter substantially in the form of Exhibit C hereto from each officer and director of the Company addressed to the Agent.

            (n) All of the shares of Common Stock included in, or issuable upon exercise or conversion of, the Shares and the Agent's Warrant shall have been described in a "Notification Form for Listing of Additional Shares" filed with Nasdaq.

            (o) All requests for additional information on the part of the Commission shall have been complied with and the National Association of Securities Dealers, Inc. shall have raised no objection to the fairness and reasonableness of the placement agency terms and arrangements.

            (p) The Company shall have furnished to you such other documents and certificates as the Agent may reasonably request.

      6. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

      The obligations of the Agent hereunder shall be subject to termination in the absolute discretion of the Agent if (x) any of the conditions specified in
Section 5 have not been fulfilled as of 10:00 A.M. New York City time on the date specified in Section 2, or (y) since the time of execution of this Agreement, there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or Nasdaq; (ii) a suspension or material limitation in trading in the Company's securities on Nasdaq; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the Agent's sole judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (z) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading or (ii) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any "nationally recognized statistical rating organization," as that term is defined in Rule 436(g)(2) under the Act.

      If the Agent elects to terminate this Agreement as provided in this
Section 6, the Company shall be notified promptly in writing.

      If the sale of the Shares, as contemplated by this Agreement, is not carried out by the Agent for any reason permitted under this Agreement or if such sale is not carried out because of any refusal, inability or failure on the part of the Company to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(j) hereof), and the Agent shall be under no obligation or liability to the Company under this Agreement. Under such circumstances, the Engagement Letter shall remain in full force and effect in accordance with its terms. For the avoidance of doubt, in the event this Agreement is terminated prior to the sale of Shares as contemplated hereby, the Agent shall only be entitled to receive from the Company reimbursement of its out-of-pocket expenses in accordance with Section 4(j) hereof.

      7. Indemnity and Contribution.

            (a) The Company agrees to indemnify and hold harmless the Agent, the directors, officers, employees and agents of the Agent and each person who controls the Agent within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment thereof, or in the Basic Prospectus, any Preliminary Prospectus Supplement or the Prospectus, or in any amendment thereof or supplement thereto, arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon any act or failure to act or any alleged act or failure to act by the Agent in connection with, or relating in any manner to, the Shares or the Offering, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered above and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by the Agent specifically for inclusion therein; provided, further, that with respect to any Preliminary Prospectus Supplement, the foregoing indemnity agreement shall not inure to the benefit of any indemnified party if the Company identified the untrue statement or omission in writing to the Agent and copies of the Prospectus were timely delivered to the Agent pursuant to this Agreement and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Agent to such person asserting such loss, claim, damage, liability or expense, if required by law to have been so delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the delivery of such Prospectus (as so amended or supplemented) would have caused such loss, claim, damage, liability or expense not to have been incurred. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

            (b) The Agent agrees to indemnify and hold harmless the Company, each of its directors and officers, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Agent, but only with reference to written information relating to the Agent furnished to the Company by the Agent specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which the Agent may otherwise have.

            (c) Promptly after receipt by an indemnified party under this
Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with an actual or reasonably likely conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded based upon the advice of counsel that there may be legal defenses available to it which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party; provided that the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions arising out of the same allegations be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties (in addition to any local counsel), which firm shall be designated in writing by the Agent if more than one indemnified party seeks indemnification under paragraph (a) above. An indemnifying party will not, without the prior written consent of the indemnified parties covered thereby, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder by the indemnified parties covered thereby (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each such indemnified party from all liability arising out of such claim, action, suit or proceeding. No indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify each indemnified party from and against any loss or liability by reason of such settlement or judgment if it would be otherwise obligated to do so hereunder.

            (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Agent severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and the Agent may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Agent on the other from the offering of the Shares. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Agent severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Agent on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Agent shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus and the value of the Agent's Warrant as determined as of the time of purchase using the Black-Scholes method assuming 60% volatility for purposes of making this calculation. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Agent on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Agent agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), (i) the Agent shall not be required to contribute any amount in excess of the amount of the placement agent fees actually received by such Agent pursuant to this Agreement (including the value of the Agent's Warrant as determined as of the time of purchase using the Black-Scholes method assuming 60% volatility for purposes of making this calculation), and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls the Agent within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of the Agent shall have the same rights to contribution as the Agent, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

            (e) The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Agent set forth in or made in a certificate delivered pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Agent or the Company or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Shares. The provisions of Sections 4(j) and 7 hereof shall survive the termination or cancellation of this Agreement.

      8. Information Furnished by the Agent. The statements set forth in the ninth paragraph relating to stabilization under the caption "Plan of Distribution" in the Prospectus Supplement constitute the only information furnished by or on behalf of the Agent as such information is referred to in Sections 3 and 7 hereof.

      9. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing and shall be delivered or sent by courier, hand delivery, mail, facsimile transmission or telegram and, if to the Agent, shall be sufficient in all respects if delivered or sent to C.E. Unterberg, Towbin, LLC, 350 Madison Avenue, New York, NY 10017, Facsimile number
(212) 389-8881, Attention: General Counsel and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 11 Hurley Street, Cambridge, Massachusetts 02141, Facsimile number (617) 234-6507, Attention: Chief Financial Officer.

      10. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim"), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

      11. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and the Agent consent to the jurisdiction of such courts and personal service with respect thereto. Each of the Company and the Agent hereby consents to personal jurisdiction, service and venue in any court in which any Claim is brought by any third party against the Agent or any indemnified party. Each of the Agent and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Each of the Company and the Agent agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and the Agent and may be enforced in any other courts to the jurisdiction of which either the Company or the Agent is or may be subject, by suit upon such judgment.

      12. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Agent and the Company and to the extent provided in Section 7 hereof the controlling persons, partners, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a Purchaser) shall acquire or have any right under or by virtue of this Agreement.

      13. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

      14. Successors and Assigns. This Agreement shall be binding upon the Agent and the Company and their successors and assigns and any successor or assign of the Company's and the Agent's respective businesses and/or assets.

      15. Termination of Agreement Prior to Offering of Securities. For the avoidance of doubt, in the event this Agreement is terminated prior to the sale of Securities as contemplated hereby, the Agent shall only be entitled to receive from the Company reimbursement of its out-of-pocket expenses in accordance with Section 4(j) hereof.

      16. Engagement Letter. Except to the extent specifically stated herein, the Engagement Letter shall remain in full force and effect in accordance with its terms; provided, however, that to the extent any provision of this Agreement conflicts with, or addresses representations, warranties, rights or obligations also addressed by, the Engagement Letter, the provisions of this Agreement shall supersede the conflicting or duplicative provisions of the Engagement Letter solely with respect to the Offering. Except as provided in this Section 16, this Agreement constitutes the entire agreement of the parties hereto and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Agent.

      If the foregoing correctly sets forth the understanding between the Company and the Agent, please so indicate in the space provided below for that purpose, whereupon this agreement and your acceptance shall constitute a binding agreement between the Company and the Agent.

                                               Very truly yours,

                                               BIOPURE CORPORATION

                                               By:  /s/ Zafiris G. Zafirelis
                                                  -----------------------------
                                               Name: Zafiris G. Zafirelis
                                               Title: President and Chief
                                                      Executive Officer

Accepted and agreed to as of the
date first above written

C.E. Unterberg, Towbin, LLC

By:  /s/ Christine Gallagher
   --------------------------------
     Name:
     Title:

Agency Agreement Signature Page

                                                                       Exhibit A

                             FORM OF AGENT'S WARRANT

                                                                       Exhibit B

                           FORM OF PURCHASE AGREEMENT

                                                                       Exhibit C

                            FORM OF LOCK-UP AGREEMENT

  [Letterhead of officer, director or major shareholder of Biopure Corporation]

                               Biopure Corporation
                         Public Offering of Common Stock

                                                                January __, 2005

C.E. Unterberg, Towbin, LLC
350 Madison Avenue
New York, New York 10017

Ladies and Gentlemen:

      This letter is being delivered to you in connection with the Placement Agency Agreement (the "Placement Agreement") to be entered into by Biopure Corporation, a Delaware corporation (the "Company"), and you as placement agent, relating to a public offering of shares of Class A Common Stock, $0.01 par value (the "Common Stock"), of the Company (the "Offering").

      In order to induce you to enter into the Placement Agreement, the undersigned will not, without the prior written consent of C.E. Unterberg, Towbin, LLC, offer, sell, contract to sell, pledge or otherwise dispose of, file (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition as effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for such Common Stock, in each case that are currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned, or publicly announce an intention to effect any such transaction, for a period commencing on the date hereof and ending 90 days after the date of the final prospectus supplement for the Offering, other than (i) transfers pursuant to a court order, decree or settlement, (ii) transfers of shares of Common Stock or other securities approved by C.E. Unterberg, Towbin, LLC, (iii) pledges of Common Stock or other securities to a bank or other financial institution, (iv) transfers of Common Stock or other securities to members of the immediate family of the undersigned or to a corporation, partnership, limited liability company or other entity wholly-owned by the undersigned or members of the immediate family of the undersigned, (v) transfers to charitable organizations, (vi) transfers to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, and (vii) the exercise of options and transfers of shares of Common Stock to the Company used to pay taxes applicable to the exercise of options in accordance with the Company's stock option arrangements; provided that in the case of any transfer pursuant to clause (iii), (iv), (v) or
(vi), the transferee agrees to be bound by the restrictions set forth herein and in the case of exercises of options pursuant to clause (vii) the holder agrees to be bound by the restrictions set forth herein with respect to the shares issued upon such exercise.

For purposes of this lock-up agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

      If for any reason the Placement Agreement shall be terminated prior to the Closing Date (as defined in the Placement Agreement), the agreement set forth above shall likewise be terminated and the undersigned shall have no further obligations hereunder.

                                       Yours very truly,

                                       _________________________________
                                       Name:

                                       Address:

                                                                       Exhibit D

                    FORM OF OPINION OF BINGHAM MCCUTCHEN LLP

                                                                       Exhibit E

                       FORM OF OPINION OF JANE KOBER, ESQ.

                                                                       Exhibit F

           FORM OF OPINION OF HAMILTON, BROOK, SMITH & REYNOLDS, P.C.

                                                                       Exhibit G

                   FORM OF OPINION OF PHELPS & MCNAMARA, P.C.